Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts	Investors
Erin Davis	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
edavis@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2020 Results
and Affirms 2020 Earnings and Long-Term Earnings Growth Guidance

•	First Quarter Diluted Earnings Per Share were $0.59 in 2020 vs. $0.78 in 2019

•	Guidance Range for 2020 Affirmed at $3.40 to $3.60 Per Diluted Share

•	2020 through 2024 EPS Growth Rate Guidance Affirmed
ST. LOUIS (May 11, 2020) — Ameren Corporation (NYSE: AEE) today announced first quarter 2020 net income attributable to common shareholders of $146 million, or $0.59 per diluted share, compared to first quarter 2019 net income attributable to common shareholders of $191 million, or $0.78 per diluted share.
First quarter 2020 results reflected earnings on increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were negatively impacted at Ameren Missouri by lower weather-driven retail sales and the absence of energy efficiency performance incentives. Earnings were also reduced at Ameren Missouri by higher other operations and maintenance expenses primarily driven by changes in the cash surrender value of company-owned life insurance, as well as by higher charitable donations resulting from the March 2020 electric rate review settlement. Finally, earnings decreased due to lower allowed returns on equity at Ameren Illinois Electric Distribution and Ameren Transmission.
“We are managing through an unprecedented time in our country’s and company’s history due to COVID-19. During this period, we have been relentlessly focused on the safety of our co-workers, customers and communities, as well as delivering safe, reliable and affordable electric and natural gas services. We recognize that being part of our country’s critical infrastructure, our customers and communities are depending on us," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “While COVID-19 is presenting certain financial challenges, we have taken several actions expected to mitigate these issues. As a result, we remain on track to deliver within our 2020 earnings per share guidance range of $3.40 to $3.60.”
Earnings Guidance
Today, Ameren affirmed its 2020 earnings guidance range of $3.40 to $3.60 per diluted share. Ameren also affirmed its 2020 through 2024 compound annual diluted earnings per share growth expectations of 6% to 8%, using the

2020 guidance range midpoint of $3.50 per share as the base. Ameren's expected multi-year earnings growth is expected to be driven by strong projected rate base growth of approximately 9% compounded annually from 2019 through 2024. Earnings guidance for 2020 and multi-year growth expectations assume normal temperatures for all periods after March 2020 and are subject to the effects of, among other things: the impacts of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2020 loss was $(10) million, compared to first quarter 2019 earnings of $39 million. The year-over-year comparison reflected lower retail sales, primarily driven by milder-than-normal winter temperatures compared to colder-than-normal temperatures in the year-ago period, as well as the absence in 2020 of energy efficiency performance incentives compared to the year-ago period. In addition, the comparison was negatively impacted by higher other operations and maintenance expenses, primarily driven by changes in the cash surrender value of company-owned life insurance due to unfavorable market returns. Finally, increased charitable donations resulting from the March 2020 electric rate review settlement also reduced earnings.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2020 earnings were $37 million, compared to first quarter 2019 earnings of $36 million. The year-over-year comparison reflected increased earnings on infrastructure investments offset by a lower allowed return on equity due to a lower projected average 30-year U.S. Treasury bond yield in 2020 compared to 2019.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2020 earnings were $55 million, compared to first quarter 2019 earnings of $57 million. The year-over-year comparison reflected higher other operations and maintenance expenses driven by changes in the cash surrender value of company-owned life insurance due to unfavorable market returns, which was mostly offset by increased earnings on infrastructure investments.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2020 earnings were $47 million, compared to first quarter 2019 earnings of $44 million. The year-over-year improvement reflected increased earnings on infrastructure investments, partially offset by a lower allowed return on equity.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the first quarter of 2020 reflected earnings of $17 million, compared to first quarter 2019 earnings of $15 million. The year-over-year comparison reflected timing of income tax expense, which is not expected to impact full-year results. This was offset by lower tax benefits associated with share-based compensation.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Tuesday, May 12 to discuss 2020 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q1 2020 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

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regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from a rehearing of the November 2019 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, the Notices of Inquiry issued by the FERC in March 2019, the Notice of Proposed Rulemaking issued by the FERC in March 2020, Ameren Illinois' April 2020 annual electric distribution formula rate update filing, Ameren Illinois' natural gas delivery service regulatory rate review filed with the Illinois Commerce Commission (ICC) in February 2020, and the March 2020 ICC service disconnection moratorium proceeding;

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the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes, customers’ ability to pay for our services, the health and welfare of our workforce and that of our contractors, supplier disruptions, delays in the completion of capital or other construction projects, which could impact our planned capital expenditures and expected planned rate base growth, our attempt to earn our allowed ROEs, the ability to meet customer energy-efficiency program goals and earn performance incentives related to those programs, increased data security risks as a result of the transition to remote working arrangements for a significant portion of our workforce, and our ability to access the capital markets on reasonable terms and when needed;

•
the effect and continuation of Ameren Illinois’ election to participate in performance-based formula ratemaking frameworks for its electric distribution service and its participation in electric energy-efficiency programs, including the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;

•
the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the plant-in-service accounting (PISA), including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the Missouri Public Service Commission;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, including as a result of amendments or technical corrections to the TCJA, and challenges to the tax positions we have taken, if any;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

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the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;

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Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the FEJA electric customer energy-efficiency goals and the resulting impact on its allowed ROE;

•	our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed ROEs;

•
the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

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disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center's assemblies;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

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the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s nuclear and coal-fired energy centers, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

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the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

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business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates, collection of our receivable balances, and demand for our products;

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disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

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the effects of failures of electric generation, electric and natural gas transmission or distribution or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;

•	the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

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Ameren Missouri’s ability to recover the remaining investment, if any, and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

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the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review, carbon dioxide and the implementation of the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;

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Ameren Missouri’s ability to acquire wind and other renewable energy generation facilities and recover its cost of investment and related return in a timely manner, which is affected by the ability to obtain all necessary project approvals; the ability of developers to meet contractual commitments and timely complete projects, which is dependent upon the availability of necessary materials and equipment, including those that are affected by the disruptions in the global supply chain caused by the COVID-19 pandemic, among other things; the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind and solar generation technologies; and Ameren Missouri’s ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;

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labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

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the impact of negative opinions of us or our utility services that our customers, investors, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage or concerns about environmental, social, and/or governance practices;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Operating Revenues:
Electric	$1,120	$1,182
Natural gas	320	374
Total operating revenues	1,440	1,556
Operating Expenses:
Fuel	140	160
Purchased power	134	156
Natural gas purchased for resale	107	161
Other operations and maintenance	438	417
Depreciation and amortization	255	248
Taxes other than income taxes	125	126
Total operating expenses	1,199	1,268
Operating Income	241	288
Other Income, Net	21	29
Interest Charges	93	97
Income Before Income Taxes	169	220
Income Taxes	21	27
Net Income	148	193
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$146	$191

Earnings per Common Share – Basic and Diluted	$0.59	$0.78

Weighted-average Common Shares Outstanding – Basic	246.4	244.9
Weighted-average Common Shares Outstanding – Diluted	248.1	246.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$42	$16
Accounts receivable - trade (less allowance for doubtful accounts)	456	393
Unbilled revenue	212	278
Miscellaneous accounts receivable	65	63
Inventories	471	494
Current regulatory assets	91	69
Other current assets	127	118
Total current assets	1,464	1,431
Property, Plant, and Equipment, Net	24,678	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	742	847
Goodwill	411	411
Regulatory assets	1,092	992
Other assets	885	876
Total investments and other assets	3,130	3,126
TOTAL ASSETS	$29,272	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$357	$442
Short-term debt	615	440
Accounts and wages payable	544	874
Current regulatory liabilities	189	164
Other current liabilities	662	585
Total current liabilities	2,367	2,505
Long-term Debt, Net	9,378	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,948	2,919
Regulatory liabilities	4,842	4,887
Asset retirement obligations	631	638
Pension and other postretirement benefits	397	401
Other deferred credits and liabilities	482	467
Total deferred credits and other liabilities	9,300	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,695	5,694
Retained earnings	2,404	2,380
Accumulated other comprehensive loss	(16)	(17)
Total Ameren Corporation shareholders’ equity	8,085	8,059
Noncontrolling Interests	142	142
Total equity	8,227	8,201
TOTAL LIABILITIES AND EQUITY	$29,272	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$148	$193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	245
Amortization of nuclear fuel	23	23
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	23	32
Allowance for equity funds used during construction	(4)	(6)
Stock-based compensation costs	6	6
Other	17	(8)
Changes in assets and liabilities	(191)	(103)
Net cash provided by operating activities	290	387
Cash Flows From Investing Activities:
Capital expenditures	(636)	(544)
Nuclear fuel expenditures	(35)	(21)
Purchases of securities – nuclear decommissioning trust fund	(96)	(39)
Sales and maturities of securities – nuclear decommissioning trust fund	81	36
Other	2	1
Net cash used in investing activities	(684)	(567)
Cash Flows From Financing Activities:
Dividends on common stock	(122)	(116)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	175	202
Maturities of long-term debt	(85)	(329)
Issuances of long-term debt	465	450
Issuances of common stock	13	19
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(3)	(4)
Net cash provided by financing activities	421	191
Net change in cash, cash equivalents, and restricted cash	27	11
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of period	$203	$118

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2020	2019
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,548	3,838
Commercial	3,352	3,549
Industrial	991	1,012
Street lighting and public authority	25	28
Ameren Missouri retail load subtotal	7,916	8,427
Off-system	2,269	1,836
Ameren Missouri total	10,185	10,263
Ameren Illinois Electric Distribution
Residential	2,886	3,133
Commercial	2,856	2,957
Industrial	2,694	2,744
Street lighting and public authority	120	137
Ameren Illinois Electric Distribution total	8,556	8,971
Eliminate affiliate sales	(70)	(17)
Ameren Total	18,671	19,217
Electric Revenues (in millions):
Ameren Missouri
Residential	$297	$312
Commercial	221	239
Industrial	53	55
Other, including street lighting and public authority	12	41
Ameren Missouri retail load subtotal	$583	$647
Off-system	48	57
Ameren Missouri total	$631	$704
Ameren Illinois Electric Distribution
Residential	$220	$217
Commercial	126	123
Industrial	35	34
Other, including street lighting and public authority	9	13
Ameren Illinois Electric Distribution total	$390	$387
Ameren Transmission
Ameren Illinois Transmission(a)	$75	$70
ATXI	48	44
Ameren Transmission total	$123	$114
Other and intersegment eliminations(a)	(24)	(23)
Ameren Total	$1,120	$1,182

(a)	Includes $12 million and $15 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2020	2019
Gas Sales - dekatherms (in millions):
Ameren Missouri	8	9
Ameren Illinois Natural Gas	64	73
Ameren Total	72	82
Gas Revenues (in millions):
Ameren Missouri	$49	$54
Ameren Illinois Natural Gas	271	320
Ameren Total	$320	$374
	March 31,	December 31,
	2020	2019
Common Stock:
Shares outstanding (in millions)	246.9	246.2
Book value per share	$32.75	$32.73